Bay Banks of Virginia, Inc. Reports Second Quarter and First Half 2018 Results

RICHMOND, Va., Aug. 1, 2018 /PRNewswire/ -- Bay Banks of Virginia, Inc. (OTCQB: BAYK), holding company of Virginia Commonwealth Bank and VCB Financial Group, Inc., reported financial results for the second quarter and first half of 2018.

The company reported net income of $946 thousand, or $0.07 per diluted share, for the second quarter of 2018 compared to $1.1 million, or $0.09 per diluted share, for the first quarter of 2018, and $557 thousand, or $0.06 per diluted share, for the second quarter of 2017. For the first half of 2018, the company reported net income of $2.1 million, or $0.16 per diluted share, compared to $380 thousand, or $0.05 per diluted share, for the first half of 2017.

Randal R. Greene, President and Chief Executive Officer, commented: "Earnings for the second quarter were less than adequate; however, as I reflect on the first half of 2018, there were many highlights. Net new loan growth in the first half was strong considering the run-off of nearly $40 million of purchased portfolio loans including those acquired in the Virginia BanCorp merger. Comparing results for the first half of 2018 to the first half of 2017, we are realizing positive leverage from our larger balance sheet and our asset quality metrics continue to improve. In the first half of 2018, we transitioned several key management positions and the bank is stronger for it."

Operating Results

Second Quarter 2018 compared to First Quarter 2018

  Income before income taxes for the second quarter of 2018 was $1.1 million compared to $1.4 million for the first quarter of 2018.
  Interest income for the three months ended June 30, 2018 was $10.5 million, on average interest-earning assets of $913.5 million, compared to $10.7 million for the three months ended March 31, 2018, on average interest-earning assets of $905.0 million. Interest income in the second quarter of 2018 included accretion of acquired loan discounts of $547 thousand, while interest income in the first quarter of 2018 included $503 thousand of accretion of acquired loan discounts. Interest income in the second quarter of 2018 included negative adjustments totaling $145 thousand for amounts reported in the prior quarter.
  Interest expense was $2.3 million and $2.0 million for the second quarter of 2018 and the first quarter of 2018, respectively, and cost of funds was 1.08% and 0.95% for the consecutive quarter periods. Higher funding cost in the second quarter period was primarily due to higher costs of deposits.
  Net interest margin was 3.60% for the three months ended June 30, 2018 compared to 3.83% for the three months ended March 31, 2018. Net interest margin excluding accretion of acquired loan discounts and amortization of fair value marks on time deposits for the three months ended June 30, 2018 was 3.34%1 compared to 3.58%1 for the three months ended March 31, 2018. Lower net interest margin in the second quarter period was primarily due to the interest income adjustment noted above and higher funding costs in the second quarter of 2018.
  Provision for loan losses was ($348) thousand for the second quarter of 2018, while provision for loan losses in the first quarter of 2018 was $320 thousand. The recovery of loan losses in the second quarter of 2018 is primarily due to the decline of reserve levels for a select portfolio of consumer loans as these loan balances continue to decline.
  Noninterest income for both the three months ended June 30, 2018 and March 31, 2018 was $1.2 million. Noninterest income in the first quarter of 2018 included a gain of $352 thousand on the curtailment of the company's post-retirement benefit plan effective March 1, 2018.
  Noninterest expenses for the three months ended June 30, 2018 and March 31, 2018 were $8.6 million and $8.1 million, respectively. In the first quarter of 2018, merger-related expenses were $363 thousand and costs associated with the succession of the company's CFO and in the completion of the company's 2017 year-end reporting totaled $1.0 million, while costs related to these activities were approximately $200 thousand in the second quarter of 2018.

First Half 2018 compared to First Half 2017

  Income before income taxes for the first half of 2018 was $2.5 million compared to $513 thousand for the first half of 2017. Results for the first half of 2017 include the operations of Virginia BanCorp, Inc. since the effective date of the merger, April 1, 2017.
  Interest income for the six months ended June 30, 2018 was $21.2 million, on average interest-earning assets of $909.0 million, compared to $13.7 million for the six months ended June 30, 2017, on average interest-earning assets of $621.5 million. Average interest-earning assets in the first half of 2017 included those acquired in the merger from the effective date of the merger. Interest income in the first half of 2018 included accretion of acquired loan discounts of $1.1 million, while interest income in the first half of 2017 included $451 thousand of accretion of acquired loan discounts.
  Interest expense was $4.4 million and $2.4 million for the six months ended June 30, 2018 and 2017, respectively, and cost of funds was of 1.05% and 0.82% for the respective periods. Average interest-bearing liabilities were $716.7 million and $518.6 million for the first half of 2018 and 2017, respectively. Average interest-bearing liabilities in 2017 included those assumed in the merger from the effective date of the merger.
  Net interest margin was 3.72% for the six months ended June 30, 2018 compared to 3.68% for the six months ended June 30, 2017. Net interest margin excluding accretion of acquired loan discounts and amortization of fair value marks on time deposits for the six months ended June 30, 2018 was 3.46%1 compared to 3.50%1 for the six months ended June 30, 2017.
  Provision for loan losses was ($28) thousand for the first half of 2018, while provision for loan losses in the first half of 2017 was $758 thousand.
  Noninterest income for the six months ended June 30, 2018 and 2017 was $2.3 million and $2.0 million, respectively.
  Noninterest expenses for the six months ended June 30, 2018 and 2017 were $16.7 million and $12.0 million, respectively. As noted, noninterest expenses for the first half of 2017 include the operations of Virginia BanCorp from the effective date of the merger. Merger-related expenses were $363 thousand and $985 thousand for the six months ended June 30, 2018 and 2017, respectively. Expenses associated with the succession of the company's CFO and fees incurred in the first half of 2018 in the completion of the company's 2017 year-end reporting totaled approximately $1.2 million.

Second Quarter 2018 compared to Second Quarter 2017

  Income before income taxes for the second quarter of 2018 was $1.1 million compared to $811 thousand for the second quarter of 2017.
  Interest income for the three months ended June 30, 2018 was $10.5 million, on average interest-earning assets of $913.5 million, compared to $8.9 million for the three months ended June 30, 2017, on average interest-earning assets of $790.1 million. Interest income in the second quarter of 2018 included accretion of acquired loan discounts of $547 thousand, while interest income in the second quarter of 2017 included $451 thousand of accretion of acquired loan discounts.
  Interest expense was $2.3 million and $1.4 million for the second quarter of 2018 and the second quarter of 2017, respectively, and the cost of funds was 1.08% and 0.76% for the quarter over quarter periods.
  Net interest margin was 3.60% for the three months ended June 30, 2018 compared to 3.80% for the three months ended June 30, 2017. Net interest margin excluding accretion of acquired loan discounts and amortization of fair value marks on time deposits for the three months ended June 30, 2018 was 3.34%1 compared to 3.51%1 for the three months ended June 30, 2017.
  Provision for loan losses was ($348) thousand for the second quarter of 2018, while provision for loan losses in the second quarter of 2017 was $568 thousand.
  Noninterest income for the three months ended June 30, 2018 and 2017 was $1.2 million and $1.1 million, respectively.
  Noninterest expenses for the three months ended June 30, 2018 and 2017 were $8.6 million and $7.2 million, respectively. Merger-related expenses were $685 thousand in the second quarter of 2017, while no merger-related expenses were reported in the second quarter of 2018. Expenses associated with the completion of the company's 2017 year-end reporting and succession of the company's CFO totaled approximately $200 thousand in the second quarter of 2018.

Balance Sheet

  Loans, net of allowance for loan losses, were $794.4 million at June 30, 2018 compared to $758.7 million at December 31, 2017, an annualized growth rate of over 9%. Excluding the pay-down of approximately $38 million in the first six months of 2018 of purchased portfolio loans, including those acquired in the Virginia BanCorp merger, gross loan growth on an annualized basis was approximately 19%.
  Total assets were $983.2 million at June 30, 2018 compared to $970.6 million at December 31, 2017.
  Deposits were $775.1 million at June 30, 2018 compared to $761.8 million at December 31, 2017. Noninterest-bearing accounts comprised 14.1% of total deposits, an increase from 13.5% at December 31, 2017.
  Shareholders' equity was $115.7 million and $114.6 million at June 30, 2018 and December 31, 2017, respectively. Tangible book value, calculated as shareholders' equity less goodwill and core deposit intangible assets, net of the associated deferred tax liability, divided by common shares outstanding, was $7.811 and $7.711 at June 30, 2018 and December 31, 2017, respectively. Capital ratios for Virginia Commonwealth Bank were above regulatory minimum guidelines for well-capitalized banks as of June 30, 2018 and December 31, 2017.
  Return on average assets for the six months ended June 30, 2018 and 2017, annualized, was 0.43% and 0.12%, respectively, while return on average equity for the same periods, annualized, was 3.63% and 2.65%, respectively.

Asset Quality

  Nonperforming assets were $6.9 million, or 0.71% of total assets, as of June 30, 2018, compared to $9.5 million, or 0.95% of total assets, as of March 31, 2018. Net charge-offs, annualized, to average loans was 0.16% and 0.09% for the six and three months ended June 30, 2018 and March 31, 2018, respectively.
  The ratio of allowance for loan losses to total gross loans was 0.89% and 1.00% at June 30, 2018 and March 31, 2018, respectively. The company's allowance for loan losses does not include discounts recorded on acquired loans. The ratio of allowance for loan losses plus remaining discounts on acquired loans to total gross loans (adding the remaining discounts on acquired loans) was 1.46%1 and 1.65%1 at June 30, 2018 and March 31, 2018, respectively.

Outlook

Greene concluded: "I continue to believe we are well-positioned to capture an under-served segment in our target markets. Our pipeline of opportunities in the greater Richmond area is strong, though we are pursuing cautiously due to the recent increase in deposit costs. Our branch and loan production office in Virginia Beach are open for business and we are actively pursuing both loan and deposit opportunities. As previously noted, we are addressing infrastructure needs to support and mitigate the risks that come with our larger organization. At the same time, we are keenly focused on deposit generation and expense management, two areas that are lagging. We've launched several initiatives to address both and I believe the results of these initiatives will deliver improving financial results."

About Bay Banks of Virginia, Inc.

Bay Banks of Virginia, Inc. is the bank holding company for Virginia Commonwealth Bank and VCB Financial Group, Inc. Founded in the 1930's, Virginia Commonwealth Bank is headquartered in Richmond, Virginia. With 19 banking offices, including one production office, located throughout the greater Richmond area, the Northern Neck region, the Tri-Cities area of Petersburg, Hopewell and Colonial Heights, Middlesex County, Suffolk, and Virginia Beach, the bank serves businesses, professionals, and consumers with a wide variety of financial services, including retail and commercial banking, and mortgage banking. VCB Financial Group provides management services for personal and corporate trusts, including estate planning, estate settlement and trust administration, along with investment and wealth management services.

Caution About Forward-Looking Statements

This press release contains statements concerning the company's expectations, plans, objectives, future financial performance and other statements that are not historical facts. These statements may constitute "forward-looking statements" as defined by federal securities laws. These statements may address issues that involve estimates and assumptions made by management, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements. Factors that could have a material adverse effect on the operations and future prospects of the company include, but are not limited to: the ability to successfully implement integration plans associated with the Virginia BanCorp merger (the "Merger"), which integration may be more difficult, time-consuming or costly than expected; the ability to achieve the cost savings and synergies contemplated by the Merger within the expected timeframe; disruptions to customer and employee relationships and business operations caused by the Merger; changes in interest rates and general economic conditions; the legislative/regularity climate; monetary and fiscal policies of the U. S. Government, including policies of the U.S. Treasury and Federal Reserve Board; the quality or composition of the loan or investment portfolios; demand for loan products; deposit flows; competition; demand for financial services in the company's market area; acquisitions and dispositions; and tax and accounting rules, principles, polices and guidelines. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on such statements, which speak only as of the date they are made. Except to the extent required by applicable law or regulation, the company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

For further information, contact Randal R. Greene, President and Chief Executive Officer, at 844-404-9668 or inquiries@baybanks.com.

1 See discussion of non-GAAP financial measures at the end of the Supplemental Financial Data tables that follow.

BAY BANKS OF VIRGINIA, INC.
Supplemental Financial Data (Unaudited)

CONSOLIDATED BALANCE SHEETS
	June 30, 2018	December 31, 2017 (1)
(Dollars in thousands, except share data)	(unaudited)
ASSETS
Cash and due from banks	$ 8,319	$ 9,396
Interest-bearing deposits	28,263	41,971
Certificates of deposit	3,224	3,224
Federal funds sold	1,944	6,961
Available-for-sale securities, at fair value	74,322	77,153
Restricted securities	6,190	5,787
Loans receivable, net of allowance for loan losses
of $7,113 and $7,770, respectively	794,443	758,726
Loans held for sale	669	1,651
Premises and equipment, net	18,079	17,463
Accrued interest receivable	2,954	3,194
Other real estate owned, net	3,501	4,284
Bank owned life insurance	19,024	18,773
Goodwill	10,374	10,374
Mortgage servicing rights	977	999
Core deposit intangible	2,576	2,991
Other assets	8,357	7,609
Total assets	$ 983,216	$ 970,556

LIABILITIES
Noninterest-bearing deposits	$ 108,943	$ 103,037
Savings and interest-bearing demand deposits	296,206	299,820
Time deposits	369,917	358,989
Total deposits	775,066	761,846

Securities sold under repurchase agreements	7,008	9,498
Federal Home Loan Bank advances	70,000	70,000
Subordinated notes, net of issuance costs	6,885	6,877
Other liabilities	8,533	7,781
Total liabilities	867,492	856,002

SHAREHOLDERS' EQUITY
Common stock ($5 par value; authorized - 30,000,000 shares;
outstanding - 13,226,096 and 13,203,605 shares, respectively) (2)	66,130	66,018
Additional paid-in capital	37,207	37,142
Unearned employee stock ownership plan shares	(1,047)	(1,129)
Retained earnings	15,749	13,679
Accumulated other comprehensive loss, net	(2,315)	(1,156)
Total shareholders' equity	115,724	114,554
Total liabilities and shareholders' equity	$ 983,216	$ 970,556

(1) Derived from audited December 31, 2017 Consolidated Financial Statements.
(2) Preferred stock is authorized; however, none was outstanding as of June 30, 2018 and December 31, 2017.

BAY BANKS OF VIRGINIA, INC.
Supplemental Financial Data (Unaudited) - Continued

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)	For the three months ended
(Dollars in thousands, except per share data)	June 30, 2018	March 31, 2018	June 30, 2017
INTEREST INCOME
Loans, including fees	$ 9,745	$ 9,984	$ 8,326
Securities:
Taxable	497	397	348
Tax-exempt	117	120	114
Federal funds sold	51	74	33
Interest-bearing deposit accounts	80	98	53
Certificates of deposit	18	19	18
Total interest income	10,508	10,692	8,892

INTEREST EXPENSE
Deposits	1,796	1,604	1,077
Securities sold under repurchase agreements	4	3	4
Subordinated notes	128	128	119
Federal Home Loan Bank advances	386	313	248
Total interest expense	2,314	2,048	1,448
Net interest income	8,194	8,644	7,444
Provision for (recovery of) loan losses	(348)	320	568
Net interest income after provision for loan losses	8,542	8,324	6,876

NON-INTEREST INCOME
Income from fiduciary activities	198	247	229
Service charges and fees on deposit accounts	152	135	246
Non-deposit product income	283	132	115
Interchange fees, net	124	(8)	129
Other service charges and fees	30	30	45
Secondary market lending income	244	133	86
Increase in cash surrender value of bank owned life insurance	124	127	133
Net gains on available-for-sale securities	-	-	7
Net losses on disposition of other assets	-	(69)	-
Gain on curtailment of post-retirement benefit plan	-	352	-
Other income	9	91	91
Total non-interest income	1,164	1,170	1,081

NON-INTEREST EXPENSE
Salaries and employee benefits	4,273	4,106	3,321
Occupancy	882	795	693
Data processing	837	548	394
Bank franchise tax	178	176	142
Telecommunications	131	106	76
FDIC assessments	187	183	111
Foreclosed property	53	12	59
Consulting	345	383	97
Advertising and marketing	153	68	54
Directors' fees	69	168	209
Audit and accounting fees	240	363	217
Legal	119	133	13
Merger related	-	363	685
Intangible amortization	203	211	234
Net other real estate owned (gains) losses	84	(141)	(3)
Other	809	646	844
Total non-interest expense	8,563	8,120	7,146
Income before income taxes	1,143	1,374	811
Income tax expense	197	250	254
Net income	$ 946	$ 1,124	$ 557
Basic and diluted earnings per share	$ 0.07	$ 0.09	$ 0.06

BAY BANKS OF VIRGINIA, INC.
Supplemental Financial Data (Unaudited) - Continued

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)	For the six months ended
(Dollars in thousands, except per share data)	June 30, 2018	June 30, 2017
INTEREST INCOME
Loans, including fees	$ 19,729	$ 12,714
Securities:
Taxable	894	617
Tax-exempt	237	228
Federal funds sold	126	34
Interest-bearing deposit accounts	178	60
Certificates of deposit	36	37
Total interest income	21,200	13,690

INTEREST EXPENSE
Deposits	3,400	1,707
Federal funds purchased	-	10
Securities sold under repurchase agreements	7	7
Subordinated notes	256	236
Federal Home Loan Bank advances	699	402
Total interest expense	4,362	2,362
Net interest income	16,838	11,328
Provision for (recovery of) loan losses	(28)	758
Net interest income after provision for loan losses	16,866	10,570

NON-INTEREST INCOME
Income from fiduciary activities	445	474
Service charges and fees on deposit accounts	287	458
Non-deposit product income	414	195
Interchange fees, net	116	204
Other service charges and fees	61	77
Secondary market lending income	376	201
Increase in cash surrender value of bank owned life insurance	251	208
Net gains on available-for-sale securities	-	2
Net losses on disposition of other assets	(69)	-
Gain on curtailment of post-retirement benefit plan	352	-
Other income	101	152
Total non-interest income	2,334	1,971

NON-INTEREST EXPENSE
Salaries and employee benefits	8,379	6,145
Occupancy	1,677	1,132
Data processing	1,385	598
Bank franchise tax	353	218
Telecommunications	237	104
FDIC assessments	370	196
Foreclosed property	65	69
Consulting	729	151
Advertising and marketing	221	127
Directors' fees	236	331
Audit and accounting fees	603	245
Legal	249	95
Merger related	363	985
Intangible amortization	414	234
Net other real estate owned (gains) losses	(57)	93
Other	1,459	1,305
Total non-interest expense	16,683	12,028
Income before income taxes	2,517	513
Income tax expense	447	133
Net income	$ 2,070	$ 380
Basic and diluted earnings per share	$ 0.16	$ 0.05

Bay Banks of Virginia, Inc.
Supplemental Financial Data (Unaudited) - Continued

	As of and for the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands, except per share amounts)	2018	2018	2017	2017	2017
Select Consolidated Balance Sheet Data
Total assets	$ 983,216	$ 994,676	$ 970,556	$ 959,936	$ 867,392
Cash, interest-bearing deposits and federal funds sold	38,526	63,696	58,328	75,223	41,011
Available-for-sale securities, at fair value	74,322	75,434	77,153	71,893	54,448
Loans:
Mortgage loans on real estate	644,202	624,424	609,637	594,761	522,458
Commercial and industrial	124,563	129,225	114,093	99,637	85,939
Consumer loans	32,767	37,011	42,566	48,640	41,229
Loans receivable	801,532	790,660	766,296	743,038	649,626
Unamortized net deferred loan costs	24	228	200	1,590	316
Allowance for loan losses (ALL)	(7,113)	(7,923)	(7,770)	(4,920)	(4,241)
Net loans	794,443	782,965	758,726	739,708	645,701
Loans held for sale	669	414	1,651	162	55,620
Other real estate owned, net	3,501	2,593	4,284	5,159	5,360

Total liabilities	$ 867,492	$ 879,757	$ 856,002	$ 842,148	$ 782,914
Deposits:
Noninterest-bearing demand deposits	108,943	124,572	103,037	99,531	97,299
Savings and interest-bearing deposits	296,206	299,216	299,820	297,150	282,056
Time deposits	369,917	373,163	358,989	338,732	309,619
Total deposits	775,066	796,951	761,846	735,413	688,974
Securities sold under repurchase agreements	7,008	6,551	9,498	17,091	10,786
Federal Home Loan Bank advances	70,000	60,000	70,000	75,000	70,000
Subordinated notes, net of issuance costs	6,885	6,881	6,877	6,873	6,868

Shareholders' equity	115,724	114,919	114,554	117,788	84,478

Condensed Consolidated Statements of Operations
Interest income	$ 10,508	$ 10,692	$ 10,514	$ 9,496	$ 8,892
Interest expense	2,314	2,048	1,945	1,694	1,448
Net interest income	8,194	8,644	8,569	7,802	7,444
Provision for (recovery of) loan losses	(348)	320	3,101	1,075	568
Non-interest income	1,164	1,170	733	1,070	1,081
Non-interest expense	8,563	8,120	8,204	6,782	7,146
Income (loss) before taxes	1,143	1,374	(2,003)	1,015	811
Income tax expense	197	250	391	273	254
Net income (loss)	$ 946	$ 1,124	$ (2,394)	$ 742	$ 557

Bay Banks of Virginia, Inc.
Supplemental Financial Data (Unaudited) - Continued

	As of and for the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands, except per share amounts)	2018	2018	2017	2017	2017

Per Share Data
Basic earnings (loss) per share	$ 0.07	$ 0.09	$ (0.18)	$ 0.07	$ 0.06
Diluted earnings (loss) per share	0.07	0.09	(0.18)	0.07	0.06
Dividends per share	-	-	0.04	0.04	0.04
Book value per share	8.75	8.69	8.68	8.93	8.99
Tangible book value per share (1)	7.81	7.74	7.71	7.98	7.64
Shares outstanding at end of period	13,226,096	13,223,096	13,203,605	13,193,983	9,399,138
Weighted average shares outstanding, basic	13,059,604	13,038,593	13,036,057	10,488,227	9,374,157
Weighted average shares outstanding, diluted	13,126,419	13,106,214	13,108,400	10,557,623	9,445,338

Performance Ratios (tax-equivalent basis):
Yield on average interest-earning assets	4.61%	4.74%	4.69%	4.40%	4.46%
Cost of funds	1.08%	0.95%	0.92%	0.83%	0.76%
Cost of deposits	0.93%	0.83%	0.81%	0.72%	0.64%
Net interest spread	3.37%	3.64%	3.64%	3.43%	3.66%
Net interest margin (NIM)	3.60%	3.83%	3.82%	3.62%	3.80%
NIM, excluding acquisition accounting adjustments (1)	3.34%	3.58%	3.31%	3.39%	3.51%
Average interest-earnings assets to total average assets	92.37%	92.10%	93.30%	94.99%	92.83%
Return on average assets (annualized)	0.38%	0.46%	-0.99%	0.32%	0.26%
Return on average equity (annualized)	3.28%	3.92%	-8.24%	3.10%	2.65%
Merger related expense	$ -	$ 363	$ 850	$ 141	$ 685
Average assets	988,946	982,616	965,246	913,664	851,071
Average interest-earning assets	913,486	904,991	900,617	867,853	790,072
Average interest-bearing liabilities	747,227	747,813	742,043	715,878	667,735
Average shareholders' equity	115,321	114,736	116,171	95,650	84,170
Shareholders' equity to total assets ratio	11.77%	11.55%	11.80%	12.27%	9.74%

Asset Quality Data and Ratios:
Nonaccrual loans	$ 3,474	$ 6,892	$ 6,496	$ 4,799	$ 5,362
Loans past due 90 days or more and still accruing (excludes purchased credit-impaired loans)	-	-	48	-	-
Other real estate owned, net	3,501	2,593	4,284	5,159	5,360
Total non-performing assets	6,975	9,485	10,828	9,958	10,722
Net charge-offs (recoveries)	462	167	948	397	320
Net charge-offs to average loans (annualized)	0.23%	0.09%	0.50%	0.22%	0.20%
Total non-performing assets to total assets	0.71%	0.95%	1.11%	1.04%	1.24%
Gross loans to total assets	81.52%	79.49%	78.95%	77.40%	74.89%
ALL to gross loans	0.89%	1.00%	1.01%	0.66%	0.65%
ALL plus acquisition accounting adjustments (discounts) on acquired loans to gross loans (1)	1.46%	1.65%	1.76%	1.38%	1.53%

(1) Non-GAAP financial measure. See GAAP to Non-GAAP financial measure reconciliation at the end of the Supplemental Financial Data tables that follow.

Bay Banks of Virginia, Inc.
Supplemental Financial Data (Unaudited) - Continued

	As of and for the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands, except per share amounts)	2018	2018	2017	2017	2017
Reconciliation of Non-GAAP Financial Measures (1)
NIM, excluding acquisition accounting adjustments
Interest income	$ 10,508	$ 10,692	$ 10,514	$ 9,496	$ 8,892

Add: tax-equivalent yield adjustment for tax-exempt securities (a)	31	32	21	60	59
Less: accretion of discounts on acquired loans	547	503	1,047	409	451
Interest income, adjusted	9,992	10,221	9,488	9,147	8,500
Average interest-earning assets	$ 913,486	$ 904,991	$ 900,617	$ 867,853	$ 790,073
Yield on interest-earning assets, excluding accretion of discounts on acquired loans (annualized)	4.38%	4.52%	4.21%	4.22%	4.30%
Interest expense	$ 2,314	$ 2,048	$ 1,944	$ 1,694	$ 1,448
Add: amortization of premium on acquired time deposits	42	68	88	103	117
Interest expense, adjusted	2,356	2,116	2,032	1,797	1,565
Net interest income, excluding acquisition accounting adjustments	7,637	8,105	7,456	7,350	6,935
Average interest-bearing liabilities	$ 747,227	$ 747,813	$ 742,043	$ 715,878	$ 667,735
Cost of interest-bearing liabilities, excluding amortization of premium on acquired time deposits (annualized)	1.26%	1.13%	1.10%	1.00%	0.94%
NIM, excluding acquisition accounting adjustments	3.34%	3.58%	3.31%	3.39%	3.51%

ALL plus discounts on acquired loans to gross loans
Allowance for loan losses	$ 7,113	$ 7,923	$ 7,770	$ 4,920	$ 4,241
Add: discounts on acquired loans	4,655	5,212	5,792	5,375	5,812
ALL plus discounts on acquired loans	11,768	13,135	13,562	10,295	10,053
Gross loans + discounts on acquired loans	$ 806,211	$ 796,100	$ 771,459	$ 745,083	$ 656,288
ALL plus discounts on acquired loans to gross loans	1.46%	1.65%	1.76%	1.38%	1.53%

Tangible book value per share
Total shareholders' equity	$ 115,724	$ 114,919	$ 114,554	$ 117,788	$ 84,478
Less: intangible assets, net of deferred tax liability on core deposit intangible (a)	12,409	12,570	12,737	12,492	12,642
Tangible shareholders' equity	$ 103,316	$ 102,350	$ 101,818	$ 105,297	$ 71,837
Shares outstanding at end of period	13,226,096	13,223,096	13,203,605	13,193,983	9,399,138
Tangible book value per share	$ 7.81	$ 7.74	$ 7.71	$ 7.98	$ 7.64

(a) Assumes a federal income tax rate of 21% for the 2018 periods and for the three months-ended December 31, 2017 and a 34% federal income tax rate for the other 2017 periods ended presented.

(1) Set forth above are calculations of each of the non-GAAP (generally accepted accounting principles) financial measures included in the Supplemental Financial  Data tables. NIM, excluding acquisition accounting adjustments, ALL plus discounts on acquired loans to gross loans, and tangible book value per share are supplemental financial measures that are not required nor presented in accordance with GAAP.  Management believes ALL plus discounts on acquired loans as a percentage of gross loans and tangible book value per share are meaningful because they are measures management uses to assess asset quality and capital levels, respectively.  Management believes that NIM, excluding acquisition accounting adjustments, is meaningful because management uses it to assess the financial performance of the company. Calculations of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.